SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                January 17, 2006

                             NITTANY FINANCIAL CORP.
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             (Exact name of Registrant as specified in its Charter)


       Pennsylvania                   0-32623                    23-2925762
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(State or other jurisdiction      (SEC File No.)               (IRS Employer
     of incorporation)                                         Identification
                                                                  Number)

116 East College Avenue, State College, Pennsylvania                16801
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code: (814) 234-7320
                                                    --------------


                                 Not Applicable
 -------------------------------------------------------------------------------
          (Former name or former address, if changed since last Report)



         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ]  Written communications pursuant to Rule 425 under the Securities Act

     [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     [ ] Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange AcT


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                             NITTANY FINANCIAL CORP.

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------

ITEM 8.01 OTHER EVENTS
----------------------

     On January 17, 2006, the Registrant held a special meeting of shareholders to consider the approval of the Agreement by and between National Penn Bancshares, Inc. ("NPB") and the Registrant. Shareholders voted to approve the Agreement by a vote of 1,731,118 shares (98.70% of the votes cast and 76.24% of the outstanding shares) in favor of approval, 17,561 shares (1.00% of the votes cast and .77% of the outstanding shares) against approval and 5,147 shares (.29% of the votes cast and .23% of the outstanding shares) abstaining from voting.

     Per the terms of the Agreement, the exchange ratio for determining the number of shares of NPB common stock to be received in exchange for shares of Registrant common stock that will be converted into NPB common stock has been finalized at 1.994 shares of NPB common stock.

     The parties currently anticipate that the closing of the merger will occur on January 26, 2006.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           NITTANY FINANCIAL CORP.



Date: January 18, 2006                     By:  /s/ David Z. Richards, Jr.
                                               ---------------------------------
                                               David Z. Richards, Jr.
                                               Chief Executive Officer
                                               (Duly Authorized Officer)